Exhibit 4.2

Execution Copy

SUPPLEMENT NO. 1

Dated as of January 17, 2013

to

INDENTURE

Dated as of January 17, 2013

between

HOMEOWNERS CHOICE, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee.

8.00% Senior Notes due 2020

TABLE OF CONTENTS

		Page

ARTICLE I Definitions

Definitions		1

ARTICLE II Series A Notes

Section 2.01.	Designation; Terms	2
Section 2.02.	Authentication	5

ARTICLE III Miscellaneous

Section 3.01.	Recitals	5
Section 3.02.	Governing Law	5
Section 3.03.	Counterparts	5
Section 3.04.	Supplement	5

APPENDIX A Form of Series A Note

-i-

SUPPLEMENT NO. 1, dated as of January 17, 2013, to Indenture, dated as of January 17, 2013, between HOMEOWNERS CHOICE, INC., a Florida corporation (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of January 17, 2013 (the “Indenture”);

WHEREAS the Indenture provides that Debt Securities are issuable thereunder in series, unlimited in aggregate principal amount; and in the case of each particular series, the designation of the series, form or forms, date of Stated Maturity, rate of interest or the manner of determining such rate, Interest Payment Date(s), redemption provisions (if any), sinking fund provisions (if any) and conversion provisions (if any) of the Debt Securities of such series and any limitation on the aggregate principal amount of the Debt Securities of such series, as well as such additional provisions as are required or permitted by the Indenture, are to be established in or pursuant to a Board Resolution or in an indenture supplemental thereto;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplement No. 1 to establish the provisions and provide for the issuance of up to $40,250,000 aggregate principal amount of its 8.00% Senior Notes due 2020 (the “Series A Notes”) as a series of Debt Securities under the Indenture;

WHEREAS, the text of the Series A Notes and the Trustee’s Certificate of Authentication to be borne thereby are to be substantially in the form set forth as Appendix A hereto, which constitutes for all purposes a part of this Supplement No. 1; and

WHEREAS, all things necessary (i) to make the Indenture, as supplemented by this Supplement No. 1, a valid, binding and legal agreement of the Company and the Series A Notes, when issued, executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture, the valid, legal and binding obligations of the Company and (ii) for the creation, execution and issuance of the Series A Notes, subject to the terms of the Indenture, have in all respects been duly authorized.

IN WITNESS WHEREOF, the Company and the Trustee agree that the Indenture shall be supplemented and amended as follows:

ARTICLE I

Definitions

Except as otherwise set forth herein, terms defined in the Indenture have the same meanings when used in this Supplement No. 1.

ARTICLE II

Series A Notes

Section 2.01. Designation; Terms.

(a) There are hereby authorized to be issued, and shall be issued under the Indenture, Debt Securities in an aggregate principal amount of $35,000,000 (plus an additional aggregate principal amount of up to $5,250,000 if the underwriters of the Series A Notes exercise the overallotment option granted to them in the related underwriting agreement), which shall bear the title of “8.00% Senior Notes due 2020”. Such Series A Notes shall constitute a series of Debt Securities under the Indenture. The Stated Maturity of the Series A Notes shall be January 30, 2020.

(b) The aggregate principal amount of the Series A Notes that may be authenticated and delivered under the Indenture (except for Series A Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Notes pursuant to Article Three, the second paragraph of Section 4.03 or Section 11.04 of the Indenture or pursuant to the second to last paragraph of Section 3.01 of the Indenture) is limited to $40,250,000. The Company hereby requests that the Trustee record the amount of the Series A Notes in the Trustee’s records as 1,400,000 units each in the amount of $25.00 (plus up to an additional 210,000 units each in the amount of $25.00 if the underwriters of the Series A Notes exercise the overallotment option granted to them in the related underwriting agreement).

(c) The Series A Notes are to be issued in the form of a Global Debt Security. The beneficial owners of interests in such Global Debt Security may not exchange such interests for Debt Securities of such series other than in the manner provided in Section 2.04 of the Indenture. The Depository for the Series A Notes shall be The Depository Trust Company. If individual Debt Securities of the Series A Notes are issued under the conditions specified in Section 2.04 of the Indenture, individual certificates will be issued in denominations of $25 or any integral multiple thereof.

(d) The Series A Notes shall bear interest at the rate of 8.00% per annum, and such interest shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from January 17, 2013. The Interest Payment Dates for the Series A Notes shall be January 30, April 30, July 30 and October 30 in each year commencing April 30, 2013, and the Regular Record Date for the interest payable on any Interest Payment Date shall be the January 15, April 15, July 15 and October 15, respectively, immediately preceding such Interest Payment Date (whether or not a Business Day). The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year; provided that the amount of interest payable for any period shorter than a full quarterly interest period shall be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.

(e) The Place of Payment for the Series A Notes shall be at Corporate Trust Office of the Trustee located in the City of New York, New York.

(f) Subject to the provisions set forth in Section 4.02 of the Indenture, the Series A Notes are subject to redemption in whole or in part, at any time on and after January 30, 2016 at the option and direction of the Company at a Redemption Price equal to 100% of the principal amount of the Series A Notes to be redeemed plus accrued and unpaid interest to the Redemption Date.

(g) The Series A Notes shall not be subject to any sinking fund and shall not be redeemable at the option of the Holders thereof.

(h) The Series A Notes and the Trustee’s Certificate of Authentication to be borne thereby shall be substantially in the form set forth in Appendix A hereto, with such appropriate variations, omissions and insertions as are permitted or required by the Indenture. The terms of the Series A Notes set forth in such form are incorporated herein by reference.

(i) The following covenant shall apply only to the Series A Notes:

So long as any Series A Notes are Outstanding, the Company will not, nor will the Company permit any Subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any Indebtedness secured by any security interest on any shares of capital stock of any Designated Subsidiary, unless and until the Series A Notes shall be concurrently secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

(j) The following covenant shall apply only to the Series A Notes:

So long as any Series A Notes are Outstanding and except as may be required by any law, rule or regulation, the Company will not, directly or indirectly, (A) issue, sell, assign, transfer or otherwise dispose of any shares of capital stock of, or any securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights) of any Designated Subsidiary or any Subsidiary that, directly or indirectly, owns the capital stock of a Designated Subsidiary or (B) permit any Designated Subsidiary or any Subsidiary that directly or indirectly owns capital stock of a Designated Subsidiary to issue, other than to the Company or a Wholly-Owned Subsidiary, shares, securities, warrants, rights or options (other than director’s qualifying shares and preferred stock having no voting rights) of the Designated Subsidiary or of any Subsidiary that directly or indirectly owns the capital stock of a Designated Subsidiary, unless, in the case of either (A) or (B), after giving effect to such transaction and, if applicable, the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, the Company would own, directly or indirectly, at least 80% of the shares of capital stock of the Designated Subsidiary, other than preferred stock having no voting rights.

Notwithstanding the foregoing, subject to the provisions Section 12.01 of the Indenture, the Company may, directly or indirectly, sell, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time if the consideration is equal to at least the fair market value of such capital stock as determined by the Company’s Board of Directors.

(k) Definitions. For purposes of this Supplement No. 1 and the Series A Notes only, the following terms shall have the following meanings:

(A) “Designated Subsidiary” means any present or future consolidated Subsidiary of the Company that (i) either (a) is a domestic insurance company subject to oversight by any federal or state insurance regulatory authority or (b) directly or indirectly beneficially owns a majority of the capital stock of a Subsidiary described in the preceding clause (i)(a) and (ii) has a Consolidated Net Worth that constitutes at least 5% of the Consolidated Net Worth of the Company.

(B) “Capitalized Lease Obligations” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

(C) “Consolidated Net Worth” means, with respect to any Person and as of any date, consolidated stockholders’ equity of such Person and its Subsidiaries on such date, determined in accordance with GAAP.

(D) “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

(E) “Indebtedness” with respect to any Person means at any time, without duplication: (i) the principal of and any premium and interest on its liabilities for money borrowed; (ii) the principal of and any premium and interest on its liabilities evidenced by notes, debentures, bonds or other similar instruments; (iii) all Capitalized Lease Obligations; (iv) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business; (v) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment or a letter of credit; (vi) all obligations with respect to liabilities of a type described in any of clauses (i) through (v) hereof of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable as obligor, guarantor or otherwise; (vii) all obligations of a type described in any of clauses (i) through (vi) above of other Persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the Person, whether or not the obligation is assumed by the Person; and (viii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described in any of clauses (i) through (vii) above.

(F) “Wholly-Owned Subsidiary” means, at any time, any Subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Section 2.02. Authentication. The Trustee, upon the execution and delivery of this Supplement No. 1 and the execution and delivery to it by the Company of the Series A Notes, as hereinabove provided, and without any further action on the part of the Company, shall from time to time authenticate Series A Notes, subject to the terms of the Indenture.

ARTICLE III

Miscellaneous

Section 3.01. Recitals. The Recitals of the Company preceding Article I of this Supplement No. 1 are statements of the Company, and the Trustee has no responsibility for the accuracy or completeness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplement No. 1. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplement No. 1.

Section 3.02. Governing Law. This Supplement No. 1 and each Series A Note shall for all purposes be construed in accordance with and governed by the laws of the State of New York.

Section 3.03. Counterparts. This Supplement No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 3.04. Supplement. The provisions of this Supplement No. 1 supplement and amend the provisions of the Indenture, which shall apply to this Supplement No. 1 and the Series A Notes. Except as specifically supplemented and amended by this Supplement No. 1, the terms and provisions of the Indenture shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 1 to be executed as of the day and year first above written.

HOMEOWNERS CHOICE, INC.

By:	/s/ Paresh Patel
Name:	Paresh Patel
Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

APPENDIX A

[FORM OF SERIES A NOTE]

THIS DEBT SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.*

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITORY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO THE NOMINEE OF THE DEPOSITORY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITORY, HAS AN INTEREST HEREIN.*

*	To be included so long as Debt Security is a Global Security.

HOMEOWNERS CHOICE, INC.

8.00% SENIOR NOTE DUE 2020

No.	$
CUSIP No. 43741E 400	ISIN No.: US43741E4008

Homeowners Choice, Inc., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      United States Dollars (U.S.$         ) on January 30, 2020 and to pay interest thereon, from January 17, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, quarterly in arrears on each January 30, April 30, July 30 and October 30 of each year, commencing April 30, 2013, at the per annum rate of 8.00%, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 and October 15, as the case may be, immediately prior to such Interest Payment Date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months; provided that interest payable for any period shorter than a full quarterly interest period shall be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. If any Interest Payment Date, Redemption Date or the Stated Maturity of this Note is not a Business Day, then payment of interest or principal shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day.

Payments of principal and interest on this Note will be made at the Corporate Trust Office of the Trustee in the City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Debt Securities, the Company will make such payments by wire transfer of immediately available funds to the Depository, or its nominee, as registered owner of the Global Securities; provided that in case of payments of principal, such Global Debt Security is first surrendered to the paying agent. With respect to certificated Notes, the Company will make such payments, subject to such surrender in the case of payments of principal, by wire transfer of immediately available funds to a United States Dollar account maintained in the United States designated by the Person entitled thereto by written instructions furnished to the Company and the Trustee at least ten (10) days prior to the applicable date for payment or if such Person does not so furnish such wire instructions, the Company will make such payments by mailing a check to such Person’s registered address.

This Note is one of a duly authorized issue of Debt Securities of the Company (which Debt Securities are issuable in series and are herein called the “Debt Securities”) of the series hereinafter specified, all issued and to be issued under an Indenture dated as of January 17, 2013, as supplemented by Supplement No. 1 thereto dated as of January 17, 2013 (“Supplement No. 1”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (such indenture, together with all indentures supplemental thereto, being herein called the “Indenture” and such trustee or its successor as trustee being herein called the “Trustee”), to which Indenture reference is hereby made for a description of the rights and remedies, and limitations of such rights and remedies, of the Holders of the Debt Securities, of the rights, powers, duties and immunities of the Trustee thereunder, and of the rights and obligations of the Company thereunder. This Debt Security is one of the series designated on the face hereof as the “8.00% Senior Notes due 2020” (herein called the “Series A Notes”) of the Company, issued and to be issued under the Indenture and entitled to the benefits of the Indenture. The Series A Notes constitute a series of Debt Securities under the Indenture.

Debt Securities of series in addition to the Series A Notes, unlimited as to aggregate principal amount, may be issued as permitted by and in accordance with the provisions of the Indenture.

The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series to be affected (each such series voting as a single and separate class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Debt Securities of each series, on behalf of the Holders of all Debt Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall bind such Holder and all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Debt Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

The Debt Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

If an Event of Default (as defined in the Indenture) shall have occurred and be continuing with respect to a series of Debt Securities, the principal of all Debt Securities of such series may become or be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

On and after January 30, 2016, the Company may redeem all or, from time to time, part of the outstanding Series A Notes at a Redemption Price equal to 100% of the principal amount of the Series A Notes to be redeemed plus accrued and unpaid interest to the Redemption Date.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes (subject to Section 3.08 of the Indenture), whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

An incorporator, organizer, stockholder, member, owner, officer, director, manager or employee, as such, of the Company shall not have any liability for any obligations of the Company under this Debt Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Debt Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Debt Security.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All capitalized terms used in this Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[signatures follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

HOMEOWNERS CHOICE, INC.

By:
Name:
Title:

By:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Series A Notes described in the within-mentioned Indenture and Supplement No. 1.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Custodian (Cust) (Minor)
TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing                                          agent to transfer said Debt Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debt Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debt Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.